                                                                EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                        DEGREMONT AMERICAN HOLDING, INC.

         FIRST. The name of the corporation is Degremont American Holding, Inc.

         SECOND. The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805. The name of its registered agent at such address is Corporation Service Company in New Castle
County.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

         FOURTH. The total number of shares which the corporation shall have authority to issue is 15,000,000 shares of Common Stock, and the par value of each share is $.01 per share.

         FIFTH. The name and mailing address of the incorporator is Stuart Y.
Inge, c/o McGuire Woods Battle & Boothe, L.L.P., 901 E. Cary Street, 8th Floor,
Richmond, VA 23219.

         SIXTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

         SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its

stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      -2-

         EIGHTH. No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach or breaches of fiduciary duties as a director, provided that the provisions of this article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit.

         NINTH. Election of directors need not be by written ballot except and to the extent provided in the said bylaws of the corporation.

         IN WITNESS WHEREOF, I have signed this certificate of incorporation this 16th day of December, 1997.

                                              /s/ Stuart Y. Inge
                                              ------------------
                                              Stuart Y. Inge, Incorporator

                                      -3-

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

                                     ******

         Degremont American Holding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

         That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City
of Wilmington, County of New Castle.

         That the registered agent of the corporation is hereby changed to THE
CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

         That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 24th day of October, 2001.

                                /s/ K. Thomas Kodiak
                                --------------------
                                K. Thomas Kodiak
                                Assistant Secretary         *
                                -----------------------------
                                                   (Title)

*         Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                     ******

         DEGREMONT AMERICAN HOLDING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of DEGREMONT
                  AMERICAN HOLDING, INC. be amended by changing the Fourth
                  Article thereof so that, as amended,. said Article shall be and read as follows:

                           "The total number of shares which the corporation
                  shall have authority to issue is 3,770,000 shares of Common
                  Stock, and the par value of each share is $.01 per share."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law
of the State of Delaware.

         IN WITNESS WHEREOF, said DEGREMONT AMERICAN HOLDING, INC. has caused this certificate to be signed by J. Michael Newton, its Secretary, this 28th day of December, 2001.

                                  /s/ J. Michael Newton
                                  --------------------------------------------
                                  By:  J. Michael Newton, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DEGREMONT AMERICAN HOLDING, INC.

         The undersigned, being the President of Degremont American Holding,
Inc. (the "Corporation"), a corporation organized under the General Corporation
Law of the State of Delaware (the "DGCL"), does hereby certify:

         1.       That the Certificate of Incorporation of the Corporation, as
                  amended, is hereby amended by changing Article "FIRST" thereof so that, as amended, said Article "FIRST" shall read in its entirety as follows:

                  "FIRST:  The name of the corporation is Nalco American
                  Holding, Inc."

         2.       That the foregoing amendment of the Certificate of
                  Incorporation of the Corporation, as amended, has been duly adopted in accordance with Section 242 of the DGCL.

         3.       That the Board of Directors of the Corporation duly adopted resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Corporation for consideration thereof.

That the foregoing amendment has been duly approved and adopted in accordance with the provisions of the DGCL by the unanimous written consent of the stockholders of the Corporation on January 5, 2004, in accordance with the provisions of Section 228 of the DGCL.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the 5th day of January, 2004.

                                         /s/ Daniel M. Harker
                                         -----------------------------------
                                         Daniel M. Harker
                                         President